Exhibit 10.48

RESTRICTED STOCK UNIT GRANT NOTICE

UNDER THE

CATALENT, INC.

2014 OMNIBUS INCENTIVE PLAN

Catalent, Inc. (the “Company”), pursuant to its 2014 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) and the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Date of Grant]

Number of Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted], subject to adjustment as set forth in the Plan.

Vesting Schedule:	Provided the Participant has not incurred a Termination on or prior to the Vesting Date (as defined below), 100% of the Restricted Stock Units will vest on the first anniversary of the Date of Grant (the “Vesting Date”) and upon the Vesting Date, the Restricted Period shall expire.

Notwithstanding the foregoing, in the event of a Change in Control prior to the Termination Date (as defined in the Restricted Stock Unit Agreement), the Restricted Stock Units, to the extent not then vested or previously forfeited or cancelled, shall become fully vested and the Restricted Period shall expire.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

This Restricted Stock Unit Grant Notice may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

CATALENT, INC.	PARTICIPANT[1]

By:
Title:

[1]	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

CATALENT, INC.

2014 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Catalent, Inc. 2014 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), Catalent, Inc. (the “Company”) and the Participant agree as follows.

1. Definitions. Whenever the following terms are used in this Restricted Stock Unit Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan or the Grant Notice, as applicable.

(a) Service. The term “Service” means the Participant’s services as a Non-Employee Director.

(b) Termination Date. The term “Termination Date” shall mean the date upon which the Participant incurs a Termination for any reason.

2. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein, in the Grant Notice and in the Plan, for good and valuable consideration, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

3. Vesting. Subject to the conditions contained herein and the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice. With respect to any Restricted Stock Unit, the period of time that such Restricted Stock Unit remains subject to vesting shall be its Restricted Period.

4. Dividend Equivalents. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock. Such dividend equivalents will be provided in shares of Common Stock having a Fair Market Value equal to the amount of such applicable dividends, and shall be shall be payable at the same time as the Restricted Stock Units are settled in accordance with Section 5 below. In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.

5. Settlement of Restricted Stock Units. Upon expiration of the Restricted Period with respect to any outstanding Restricted Stock Units that have not previously been forfeited in accordance with Section 6, the Company shall issue to the Participant as soon as practicable (but no later than March 15 of the year following the year in which the Restricted Period expires) one share of Common Stock for each Restricted Stock Unit and such Restricted Stock Unit shall be cancelled; provided, however, that the Committee may, in its sole discretion, elect to defer the issuance of such shares beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code.

6. Treatment on Termination. In the event of a Termination prior to the Vesting Date, (i) all vesting with respect to the Participant’s Restricted Stock Units shall cease and (ii) unvested Restricted Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination. Notwithstanding the foregoing, if the Participant incurs a Termination due to death or Disability, the Restricted Stock Units shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and the Restricted Period shall expire.

7. Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to executors, the administrators or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution in accordance with Section 14 of the Plan, the word “Participant” shall be deemed to include such person or persons. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

8. Rights as Stockholder. Except as otherwise expressly provided for herein, the Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

9. Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof.

10. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service. Neither the Plan nor this Restricted Stock Unit Agreement nor the granting of the Restricted Stock Units evidenced hereby shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company. Further, the Company may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Restricted Stock Unit Agreement, except as otherwise expressly provided herein.

12. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments. Subject to Section 13(b) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Restricted Stock Unit Agreement, prospectively or retroactively (including after the Participant’s Termination); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant hereunder shall not to that extent be effective without the consent of the Participant. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.

16. Imposition of Other Requirements. The Company reserves the right to impose any other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17. Section 409A of the Code. The Restricted Stock Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Restricted Stock Unit Agreement, if at any time the Committee determines that the Restricted Stock Units (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Restricted Stock Unit Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the Restricted Stock Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

18. Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Units. This Restricted Stock Unit Agreement, the Grant Notice and the Plan supersede any prior agreements, commitments or negotiations concerning the Restricted Stock Units.

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